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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2004

Huntsman International Holdings LLC
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-88057 (Commission File Number)	87-0630359 (IRS Employer Identification No.)
500 Huntsman Way Salt Lake City, Utah		84108
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (801) 584-5700

Not applicable
(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure.

        On June 14, 2004, an affiliate of Huntsman International Holdings LLC (the "Company"), HMP Equity Holdings Corporation, filed Amendment No. 1 to its Registration Statement on Form S-4 with the United States Securities and Exchange Commission. The filing contains the following information with respect to the settlement of claims by the Company's operating subsidiary, Huntsman International LLC ("HI"):

  HI recently settled certain claims related to discoloration of vinyl products allegedly caused by titanium dioxide ("TiO2") manufactured largely by Imperial Chemical Industries PLC ("ICI"), the previous owner of HI's TiO2 business. By June 30, 2004, HI expects to have paid approximately £25 million (approximately $45 million), in full satisfaction of its payment obligations under all such settlement agreements. These settlements represent resolution of the substantial majority of the potential claims arising from these facts and circumstances. Although HI believes that such payments will be fully reimbursed under insurance policies and an indemnity given by ICI and is currently seeking reimbursement, including by legal action against certain of the insurers, the timing of receipt of such reimbursements cannot be predicted.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTSMAN INTERNATIONAL HOLDINGS LLC
/s/ J. KIMO ESPLIN J. KIMO ESPLIN Executive Vice President and Chief Financial Officer

Dated: June 14, 2004

        The information in this report shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934. The information in this report shall not be incorporated by reference into any filing of Huntsman International Holdings LLC with the United States Securities and Exchange Commission (unless Huntsman International Holdings LLC specifically states that the information in this particular report is incorporated by reference).

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  Item 9. Regulation FD Disclosure.
SIGNATURES